                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of TECO Energy, Inc. on Form S-4 of our report dated January 15, 1996, on our audits of the consolidated financial statements as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993 included in the 1995 Annual Report on Form 10-K. We also consent to the reference to our firm under the captions, "Selected Financial Data" and "Experts."

                                          COOPERS & LYBRAND L.L.P

Tampa, Florida
November 22, 1996